Exhibit 10.18(b)

AMENDMENT 2 (“AMENDMENT 2”) TO THE AGREEMENT FOR THE

AVAILABILITY OF SPACE FOR THE STORAGE OF GOODS AND

OFFICES FOR THE MANAGEMENT OF THIS DATED MAY 20,2008

The undersigned:

(1)

Prologis Belgium III BVBA, registered with the RPR under number 0472.435.629, with its offices in Park Hill, Building A, 3rd Floor, Jan Emiel Mommaertslaan 18, B-1831 Diegem and hereby represented by Mr. Gerrit Jan Meerkerk, hereinafter referred to as ‘Prologis’, and

(2)

Skechers EDC Sprl, with its registered office in 4041 Milmort, Parc Industriel Hauts-Sarts, Zone 3, avenue du Parc Industriel, registered with the RPR 0478.543.758, hereby represented by Mr. David Weinberg, hereafter referred to as ‘Skechers’,

AFTER HAVING CONSIDERED THE FOLLOWING:

(A)

On May 20, 2008 Prologis and Skechers signed an “Agreement for the availability of space for the storage of goods and offices for the management of this” concerning the following real estate: Prologis Park Liege Distribution Center II, as amended by Addendum 1 dated March 10. 200*9 (the “Availability Agreement DC II”).

(B)	Prologis has carried out some additional investments with respect to the warehouse space of the Premises as referred to in Addendum 1 and some further investments.
(C)

By entering into this Amendment 2 the parties wish to record all items that were added to the Premises in addition to the specifications in the Availability Agreement DC II and to indicate which of the parties is the owner of the relevant items and is responsible for the maintenance and replacement thereof.

(D)	The capitalised terms shall have the same meaning as in the Availability Agreement DC II, unless expressly defined herein.

HAVE AGREED THE FOLLOWING:

1	List of Additional Items
1.1

The parties hereby agree that the List of Additional Items attached to this Agreement as Appendix 1 (the “List”) contains all items added to the Premises as of the date of this Amendment 2. The parties agree that each party is the owner of, and is responsible for the maintenance and replacement of, the items as indicated in the List.

1.2	The List shall form an integral part of the Availability Agreement DC II .
2	Various clauses
2.1	Availability Agreement DC II remains in full force and effect save as hereby amended.
2.2	No amendment or modification of this Amendment 2 shall take effect unless it is in writing and is executed by duly authorized representatives of the parties.
2.3

If one or more of the provisions of this Amendment 2 is declared to be invalid, illegal or unenforceable in any respect under the applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected. In the case whereby such invalid, illegal or unenforceable clause affects the entire nature of this Amendment 2, each of the parties shall use its best efforts to immediately and in good faith negotiate a legally valid replacement provision.

2.4

This Amendment 2 shall be governed by and construed in accordance with Belgian law. In the event of any dispute relating to the conclusion, validity, the implementation or the interpretation of this Amendment 2, the courts of Liege will have sole and exclusive jurisdiction.

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This Amendment 2 is signed in four (4) copies in Liege, (date)   22 December, 2009. Each part acknowledges to have received its original copy.

/s/ Gerrit Jan Meerkerk	/s/ David Weinberg

Gerrit Jan Meerkerk	David Weinberg
ProLogis Belgium III BVBA	Skechers EDC Sprl

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Appendix 1

List of Additional Items

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Skechers DC#2 Milmort, ADDITIONAL WORKS TI INVESTMENT OWNED BY RESPONSIBLE MAINTENANCE * RESPONSIBLE RENEWAL ** Items additional to the Contract Specification Cost Skechers direct Cost Prologis SKECHERS PROLOGIS SKECHERS PROLOGIS SKECHERS PROLOGIS 5.2 Changing 2 fire doors Rf 1h,  4x6 m €22,050.00 addendum 1 x addendum 1 5.3 Two extra escape doors €7,350.00 addendum 1 x addendum 1 5.4 Barrier next to the parking road € 18,201.92 addendum 1 x addendum 1 5.5 Adaptions lighting capacity (200 Lux between racks) €179,295.84 addendum 1 x addendum 1 5.7 Motion detection in racking lanes €24,363.09 addendum 1 x addendum 1 5.8a Water supplies €2,076.90 addendum 1 x addendum 1 5.8b Slophoppers €7,703.69 addendum 1 x addendum 1 5.9 Adaptions acces control Intercom €5,826.12 addendum 1 x addendum 1 510 High voltage €124,676.12 addendum 1 x addendum 1 5.11 Electrical extra existing DC new DC ask by Skechers €105,515.56 addendum 1 x addendum 1 5.12a IT room on mezzanine €23,665.15 x x x 5.12b IT room on mezzanine floor cabling €108,888.71 x x x 5.13 Offer for radio-system €12,086.54 x x x 5.15 Extra porte Hall1 (electrical) €8,821.84 x x x 5.16 24 extra connection Telefoon atenne computer system €1,653.60 x x x 5.17 more high of IT-room €8,880.62 x x x 5.19 addaption of hight double doors €475.00 x x x 5.20 reeling removebal €5,889.00 x x x 5.21 addapion of the service road by sprinkler tank €5,530.00 x x x 5.22 barrier between parking and entrance road €5,135.00 €5,135.00 x x x 5.23 extra water and sewage in IT Room €1,577.49 x x x 5.24 bicyclesheet €4,240.36 x x x 5.26 painting €675.44 x x x 5.27 woks high tension €1,775.00 €1,775.00 x x x 5.28 work on music installation €2,234.60 x x x 5.29 greenery €3,940.00 €3,940.00 x x x   6.1 Exit doors safety as 103 en 106 €11,413.71 x x x 6.4 Offices fire detectors €49,524.93 x x x 6.5 Heating in offices €43,190.95 x x x 6.6 Thermostate protection €1,537.60 x x  6.7 Modification sanitary area’s €9,392.17 x x x 6.8 Electrical “loze’ pipe €5,789.41 x x x 6.11 IT local (outside walls) €25,889.94 x x x 6.13 Sewer pit (sterfput) €987.48 x x x 6.14 Change connections fire brigade €11,439.46 x x x 6.15 extra lighting €6,779.59 x x x 6.16 adaptions control room demanded by fire department €4,901.00 x x x 6.17 parking buffers 50% sketcher, 50% Prologis €2,100.00 €2,100.00 x x x 6.19 tiles in sanitary floor on the mezzanine €3,153.13 x x x * Maintenance as indicate in the lease agreement and the general terms and conditions. ** Renewal as indicated in the lease agreement and the general terms and conditions.